Exhibit 10.2

VOTING AGREEMENT AND WAIVER

THIS VOTING AGREEMENT AND WAIVER (this “Agreement”), dated as of August 31, 2006, is made by and among Pharmos Corporation, a Nevada corporation (the “Company”) and the holders (the “Stockholders”) of certain shares of common stock, $0.03 par value per share (“Common Stock”), of the Company listed on Schedule A hereto.

WHEREAS, concurrently herewith, the Company and Lloyd I. Miller, III have entered into a letter agreement settling a proxy dispute (the “Letter Agreement”), pursuant to which, among other things, Mr. Miller has agreed to vote or cause to be voted all shares of Common Stock owned of record and/or beneficially by him and the Related Parties (as defined in the Letter Agreement) in favor of certain matters identified in the Letter Agreement; and

WHEREAS, each of the Stockholders owns of record and/or beneficially the number of outstanding shares of Common Stock of the Company set forth opposite her, his or its name as “Owned Shares” on Schedule A attached hereto, and has voting power over such additional number of outstanding shares of Common Stock of the Company set forth opposite her, his or its name as “Controlled Shares” on Schedule A hereto (collectively, the Owned Shares and Controlled Shares are referred to as “Shares”), and each Stockholder wishes to enter into this Agreement with respect to all of such Shares and any additional shares of Common Stock of the Company hereafter acquired; and

WHEREAS, in order to induce the Company to enter into the Letter Agreement, the Company has requested that the Stockholders, and the Stockholders have agreed to, enter into this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Voting Agreement; Irrevocable Grant of Proxy; Waiver.

Section 1.1.       Voting Agreement. During the term of this Agreement, each Stockholder hereby agrees to vote all the Shares and any other capital stock that such Stockholder becomes entitled to vote (“Additional Shares”) in favor of (i) the approval of the issuance of shares of the Company’s Common Stock in connection with the Company’s proposed acquisition of Vela Pharmaceuticals Inc. (the “Acquisition Proposal”); (ii) the election of the Company’s three nominees for Class III directors to serve for a three-year term until the 2009 annual meeting of shareholders (the “Election”); and (iii) the ratification of the appointment of PriceWaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 (the “Ratification”; together with the Acquisition Proposal and the Election, the “Proposals”), at every meeting of shareholders of the Company, and at every adjournment thereof (or by written consent in lieu of a meeting), at which such matters are submitted for the consideration and vote of the shareholders of the Company.

Section 1.2.        Irrevocable Proxy. Simultaneously with the execution and delivery of this Agreement, each Stockholder is delivering to the Company a proxy, coupled with an interest, in the form of Annex A hereto.

2.	Representations and Warranties of Stockholders.

Each Stockholder severally represents and warrants to the Company that (i) such Stockholder is the sole, true and lawful record and/or beneficial owner of such Stockholder’s Owned

Shares listed on Schedule A hereto, such Owned Shares constitute all of the securities of the Company owned by such Stockholder, including options or other rights to acquire securities of the Company, there are no restrictions on such Stockholder’s voting rights with respect to such Shares and such Stockholder has the sole right to vote the shares, if any, listed as Controlled Shares on Schedule A hereto; (ii) the execution, delivery and performance by such Stockholder of this Agreement do not and will not violate any statute, rule or regulation applicable to such Stockholder or injunction, order, decree, or other instrument binding on such Stockholder; and (iii) this Agreement has been duly executed and delivered by such Stockholder and is the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, and if this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement.

3.	Covenants of Stockholders.

Each Stockholder, in its capacity as a shareholder of the Company, hereby covenants and agrees that until the Proposals are submitted for the consideration and vote of the shareholders of the Company, such Stockholder shall not, without the prior written consent of the Company, directly or indirectly (i) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Shares or Additional Shares, or (ii) solicit any proxies from any other shareholder of the Company to vote in opposition to any of the Proposals.

4.	Miscellaneous.

Section 4.1          Further Assurances. The Stockholders will each execute and deliver or cause to be executed and delivered all further documents and instruments and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

Section 4.2         Specific Performance. The parties hereto agree and each Stockholder expressly acknowledges that the Company may be irreparably damaged if any Stockholder fails to perform any of its obligations under this Agreement, and that the Company would not have any adequate remedy at law for money damages in such event. Accordingly, each Stockholder agrees that in the case of the failure of any Stockholder to perform, the Company shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by each Stockholder, and further agrees that any such specific performance and injunctive and/or other equitable relief, in addition to remedies at law or damages, is the appropriate remedy for any such failure to perform, and further agrees that such Stockholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the Company’s seeking or obtaining such equitable relief. This provision is without prejudice to any other rights that the Company may have against any Stockholder for any failure to perform its obligations under this Agreement.

Section 4.3         Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered on the date of receipt, if delivered by hand, two (2) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent by receipt – confirmed telecopy or via a reputable nationwide overnight courier service for next business day delivery, if to the Company, at its address set forth below its signature hereto, together with a copy to Eilenberg & Krause LLP, 11 East 44th Street, New York, NY 10017 (Attention: Adam Eilenberg); and if to a Stockholder, to such Stockholder at her, his or its address set forth on Schedule A hereto, together with a copy to Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, TX 77002-2910 (Attention: Melinda Brunger).

Section 4.4         Termination. This Agreement and the proxy(ies) granted in hereunder shall terminate upon the earlier to occur of (i) the submission by the Company to its shareholders for a vote at a shareholders’ meeting of the Acquisition Proposal and the Election, and the shareholders’ actually voting thereon, or (ii) the date following the Company’s next annual meeting of shareholders following the date hereof. Upon such termination, no party shall have any further obligations or liabilities hereunder, except that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

Section 4.5          Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company may assign its rights and obligations to any affiliate of the Company and provided, further, that no Stockholder may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the Company.

Section 4.6           Governing Law and Venue. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY IN SUCH STATE. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Nevada and the federal courts of the United States of America located in the State of Nevada solely in respect of the interpretation and enforcement of the provisions of this Agreement and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.3 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

Section 4.7           Entire Agreement; Amendment, Waiver. This Agreement supersedes all prior agreements, written or oral, between the parties hereto and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed by the parties hereto. No waiver of any provision hereof by any party shall be deemed a waiver of any other provision hereof by such party.

Section 4.8           Severability. If any provision of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction, such provision shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provisions not held invalid or unenforceable, and the remainder of this Agreement, shall not be affected.

Section 4.9           Third Party Beneficiary. The Stockholders acknowledge and agree that Vela Pharmaceuticals Inc. shall be a third party beneficiary of this Agreement to the extent it relates to the Stockholders’ obligations to vote their Shares and Additional Shares in favor of the Acquisition Proposal. All other notices and other communications hereunder shall also be delivered to Vela Pharmaceuticals Inc., 820 Bear Tavern Road, Suite 300, Ewing, New Jersey 08628 (Attention: President), with a copy to Drinker Biddle & Reath LLP, 105 College Road East, Princeton, New Jersey 08542 (Attention: John E. Stoddard III).

Section 4.10      Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instruments.

[Remainder of page intentionally blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PHARMOS CORPORATION

By: s/ HAIM AVIV Name: Haim Aviv Title: Chairman and CEO

VOTING AGREEMENT AND WAIVER

STOCKHOLDER SIGNATURE PAGE

 s/ LLOYD I. MILLER, III

Lloyd I. Miller, III

VOTING AGREEMENT AND WAIVER

STOCKHOLDER SIGNATURE PAGE

TRUST A-4 – LLOYD I. MILLER

By:	PNC Bank, National Association
Its:	Trustee

By: _____________________________

Name:
Title:

VOTING AGREEMENT AND WAIVER

STOCKHOLDER SIGNATURE PAGE

MILFAM II L.P.

By:	Milfam LLC
Its:	General Partner

By:   s/ LLOYD I. MILLER, III

Name:	Lloyd I. Miller, III
Title:	Manager

VOTING AGREEMENT AND WAIVER

STOCKHOLDER SIGNATURE PAGE

MILFAM LLC

By:     s/ LLOYD I. MILLER, III

Name:	Lloyd I. Miller, III
Title:	Manager

Schedule A

Stockholder Name and Address	Owned Shares of Common Stock	Controlled Shares of Common Stock
Lloyd I. Miller, III	10,000	1,802,035
4550 Gordon Drive
Naples, Florida 34102

Trust A-4	352,178	—
c/o Alan Goldman, VP
PNC Bank, N.A.
500 PNC Center
201 East Fifth Street
Cincinnati, OH 45202

Milfam II L.P.	1,449,857	—
c/o Steve Hendrickson
Northern Trust Company
50 South Lasalle Street
Chicago, IL 60675

Milfam LLC		1,449,857

Annex A

PROXY

The undersigned, for consideration received, hereby appoints Haim Aviv and Alan L. Rubino, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of capital stock owned or later acquired by the undersigned, and all shares that the undersigned is or becomes entitled to vote pursuant to contract, trust, deed or otherwise, at every meeting of shareholders of Pharmos Corporation, a Nevada corporation (“Company”), and at every adjournment thereof (and by written consent in lieu of a meeting if any such matters are submitted for the consideration and vote of shareholders of the Company thereby), to be held for the purpose of voting upon (i) a proposal to approve the issuance of shares of Common Stock in connection with the proposed acquisition of Vela Pharmaceuticals, Inc., (ii) the election of three Class III directors of the Company such directors to serve for a three-year term until the 2009 annual meeting of shareholders, and (iii) the ratification of the appointment of PriceWaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006.

This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned with respect to such shares, is irrevocable and shall terminate and be of no further force or effect automatically at such time as the Voting Agreement and Waiver dated as of August 31, 2006 between the undersigned and the Company, a copy of which is annexed hereto, terminates in accordance with its terms.

Dated: August 31, 2006

[Name of Stockholder]